Exhibit 99.1

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

PRESS RELEASE

COHERENT CORP. REPORTS SECOND QUARTER FISCAL 2026 RESULTS

•	Q2 REVENUE OF $1.69B, INCREASED 17% Y/Y; AND, ON A PRO FORMA BASIS, 22% Y/Y ADJUSTED FOR SALE OF AEROSPACE & DEFENSE BUSINESS

•	Q2 GAAP GROSS MARGIN OF 36.9%, INCREASED 145 bps Y/Y; Q2 NON-GAAP GROSS MARGIN OF 39.0%, INCREASED 77 bps Y/Y

•	Q2 GAAP EPS OF $0.76, INCREASED 71% Y/Y; Q2 NON-GAAP EPS OF $1.29, INCREASED 35% Y/Y

SAXONBURG, Pa., February 4, 2026 (GLOBE NEWSWIRE) – Coherent Corp. (NYSE: COHR) (“Coherent,” “We,” or the “Company”), a global leader in photonics, announced financial results today for its second quarter of fiscal year 2026 ended December 31, 2025.

Revenue for the second quarter of fiscal 2026 was $1.69 billion, with GAAP gross margin of 36.9% and GAAP net income of $0.76 per diluted share. On a non-GAAP basis, gross margin was 39.0% with net income per diluted share of $1.29.

Jim Anderson, CEO, said, “We delivered strong year-over-year revenue growth in the December quarter, driven by another quarter of strong demand in our datacenter and communications segment. We expect continued strong growth in the second-half of fiscal 2026 and throughout fiscal 2027 based on strong datacenter and communications demand and our continued production capacity expansion along with improving demand in our Industrial segment.”

Sherri Luther, CFO, said, “Significant revenue growth together with gross margin expansion drove a year-over-year increase in our GAAP and non-GAAP EPS. Given the strength of demand, we continue to ramp our capital investment to drive capacity increases to support our business outlook.”

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

Selected Second Quarter Financial Results and Comparisons (in millions, except percentages and per share data)

Table 1

	GAAP Financial Results (unaudited)
	Q2 FY26	Q1 FY26	Q2 FY25	Q/Q		Y/Y		Q2 FY26 YTD	Q2 FY25 YTD	YTD/YTD
Revenues	$1,686	$1,581	$1,435	6.6%		17.5%		$3,267	$2,783	17.4%
Gross Margin %	36.9%	36.6%	35.5%	35	bps	145	bps	36.8%	34.8%	195	bps
R&D Expense %	9.8%	9.8%	10.0%	3	bps	(20	) bps	9.8%	9.9%	(9	) bps
SG&A Expense %	15.3%	15.9%	15.4%	(56	) bps	(4	) bps	15.6%	16.2%	(53	) bps
Operating Expenses	$439	$320	$373	37.1%		17.8%		$759	$757	0.2%
Operating Income(1)	$184	$259	$137	(29.0)%		34.4%		$443	$212	108.9%
Operating Margin	10.9%	16.4%	9.5%	(548	) bps	137	bps	13.6%	7.6%	594	bps
Net Earnings Attributable to Coherent Corp.	$147	$226	$103	(35.1)%		41.9%		$373	$129	188.6%
Diluted Earnings Per Share	$0.76	$1.19	$0.44	$(0.43)		$0.32		$1.95	$0.41	$1.54

(1)	Operating Income is defined as earnings (loss) before income taxes, interest expense, and other expense or income, net.

Selected Second Quarter Financial Results and Comparisons (in millions, except percentages and per share data)

Table 1, continued

	Non-GAAP Financial Results (unaudited)(1)(2)
	Q2 FY26	Q1 FY26	Q2 FY25	Q/Q		Y/Y		Q2 FY26 YTD	Q2 FY25 YTD	YTD/YTD
Revenues	$1,686	$1,581	$1,435	6.6%		17.5%		$3,267	$2,783	17.4%
Gross Margin %	39.0%	38.7%	38.2%	24	bps	77	bps	38.9%	37.5%	137	bps
R&D Expense %	9.4%	9.4%	9.6%	7	bps	(16	) bps	9.4%	9.5%	(7	) bps
SG&A Expense %	9.6%	9.8%	10.2%	(22	) bps	(53	) bps	9.7%	10.7%	(96	) bps
Operating Expenses	$321	$304	$283	5.7%		13.4%		$625	$561	11.4%
Operating Income	$336	$309	$265	8.8%		26.8%		$645	$483	33.7%
Operating Margin	19.9%	19.5%	18.5%	40	bps	147	bps	19.7%	17.3%	240 bps
Net Earnings Attributable to Coherent Corp.	$248	$221	$185	12.3%		34.3%		$469	$323	45.2%
Diluted Earnings Per Share	$1.29	$1.16	$0.95	$0.13		$0.34		$2.45	$1.63	$0.82

(1)

During the second fiscal quarter of 2025, the Company refined its methodology to report non-GAAP measures. The change does not impact the Company’s financial position, cash flows, or GAAP consolidated results of operations. Prior period non-GAAP financial measures presented in this press release have been recast to conform to the current presentation.

(2)

The Company has disclosed financial measurements in this earnings release that present financial information considered to be non-GAAP financial measures. These measurements are not a substitute for GAAP measurements, although the Company’s management uses these measurements as an aid in monitoring the Company’s on-going financial performance. The non-GAAP net earnings attributable to Coherent Corp., the non-GAAP diluted earnings per share, the non-GAAP operating income, the non-GAAP gross margin, the non-GAAP research and

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

development, the non-GAAP selling, general and administration, the non-GAAP operating expenses, the non-GAAP interest and other (income) expense, and the non-GAAP income taxes, measure earnings and operating income (loss), respectively, excluding non-recurring or unusual items that are considered by management to be outside the Company’s standard operation and excluding certain non-cash items. There are limitations associated with the use of non-GAAP financial measures, including that such measures may not be entirely comparable to similarly titled measures used by other companies, due to potential differences among calculation methodologies. Thus, there can be no assurance whether (i) items excluded from the non-GAAP financial measures will occur in the future or (ii) there will be cash costs associated with items excluded from the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP. All non-GAAP amounts exclude certain adjustments for share-based compensation, acquired intangible amortization expense, restructuring charges (recoveries), impairments of assets held-for-sale, gains on sale of business, integration and site consolidation expenses, integration transaction expenses, and various one-time adjustments. See Table 6 for the Reconciliation of GAAP measures to non-GAAP measures.

Business Outlook – Third Quarter Fiscal 2026(1)

At the end of January 2026, we closed the sale of our product division based in Munich Germany that makes tools for materials processing. Our Q3 outlook includes $5M of revenue from the period prior to the close of the sale of the Munich tools business at the end of January.

•	Revenue for the third quarter of fiscal 2026 is expected to be between $1.70 billion and $1.84 billion.

•	Gross margin percentage for the third quarter of fiscal 2026 is expected to be between 38.5% and 40.5% on a non-GAAP basis.

•	Total operating expenses for the third quarter of fiscal 2026 are expected to be between $320 million and $340 million on a non-GAAP basis.

•	Tax rate for the third quarter of fiscal 2026 is expected to be between 18% and 20% on a non-GAAP basis.

•	EPS for the third quarter of fiscal 2026 is expected to be between $1.28 and $1.48 on a non-GAAP basis.

(1)

The Company has not provided a quantitative reconciliation of forward-looking non-GAAP gross margin percentage, non-GAAP operating expenses, non-GAAP tax rate and non-GAAP earnings per share, because we cannot, without unreasonable efforts, forecast certain items required to develop comparable GAAP measures. These items include, without limitation, restructuring charges, integration, site consolidation and other expenses, foreign exchange gains (losses), and share based compensation expense. The variability of these items could significantly impact our future GAAP financial results and we believe that the inclusion of any such reconciliations would imply a degree or precision that could be confusing or misleading to investors.

Investor Conference Call / Webcast Details

Coherent will review the Company’s financial results for its second quarter of fiscal 2026 and business outlook on Wednesday, February 4, at 4:30 p.m. ET. A live webcast and replay of the conference call will be available on the Investor Relations section of the Company’s website at coherent.com/company/investor-relations. The Company’s financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

Additional Information and Where to Find It

In connection with the conference call described above, the Company intends to file an investor presentation as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) and to post the investor presentation on the Company’s website at coherent.com/company/investor-relations/investor-presentations after market close on February 4, 2026. We also may, from time to time, post other important information for investors on our website at coherent.com/company/investor-relations. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should review the Investor Relations page of our website referenced above, in addition to following the Company’s press releases, SEC filings, and public conference calls, presentations, and webcasts. Investors and security holders are able to obtain free copies of these documents through the Company’s website referenced above. Copies of the documents filed by the Company with the SEC may be obtained free of charge on the Company’s website at coherent.com/company/investor-relations/sec-filings. The information contained on, or that may be accessed through, the Company’s website is not incorporated by reference into, and is not part of, this release.

Forward-Looking Statements

This press release contains statements, estimates, and projections that constitute “forward-looking statements” as defined under U.S. federal securities laws – including our estimates and projections for our business outlook for the third quarter of fiscal 2026, each of which is made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from its historical experience and our present expectations or projections.

The Company believes that all forward-looking statements made by it herein have a reasonable basis, but there can be no assurance that management’s expectations, beliefs, or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements herein include but are not limited to: (i) the failure of any one or more of the assumptions stated herein to prove to be correct; (ii) changes in demand in the Company’s end markets along with the Company’s ability to respond to such market changes; (iii) risks relating to future integration and/or restructuring actions; (iv) fluctuations in purchasing patterns of customers and end users; (v) the ability of the Company to retain and hire key employees; (vi) the terms of the Company’s indebtedness and ability to service such debt(vii) the timely release of new products and acceptance of such new products by the market; (viii) the introduction of new products by competitors and other competitive responses; (ix) the Company’s ability to assimilate acquired businesses, and realize synergies, cost savings, and opportunities for growth in connection therewith, together with the risks, costs, and uncertainties associated with such acquisitions; (x) the risks to realizing the benefits of investments in R&D and commercialization of innovations; (xi) the risks that the Company’s stock price will not trade in line with industrial technology leaders; (xii) the impact of trade protection measures, such as import tariffs by the United States or retaliatory actions taken by other countries; and/or (xiii) the risks relating to forward-looking statements and other “Risk Factors” identified from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events or developments, or otherwise.

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

About Coherent

Coherent is the global photonics leader. We harness photons to drive innovation. Industry leaders in the datacenter, communications, and industrial markets rely on Coherent’s world-leading technology to fuel their own innovation and growth.

Founded in 1971 and operating in more than 20 countries, Coherent brings the industry’s broadest, deepest technology stack; unmatched supply chain resilience; and global scale to help its customers solve their toughest technology challenges. For more information, please visit us at coherent.com.

Contact:

Paul Silverstein

Senior VP, Investor Relations

investor.relations@coherent.com

# # #

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

Table 2

Coherent Corp. and Subsidiaries

Condensed Consolidated Statements of Earnings*

	THREE MONTHS ENDED
	Dec 31,	Sep 30	Dec 31,
$ Millions, except per share amounts (unaudited)	2025	2025	2024
Revenues	$1,685.6	$1,581.4	$1,434.7
Costs, Expenses & Other Expense (Income)
Cost of goods sold	1,062.8	1,002.2	925.3
Research and development	165.7	154.9	143.9
Selling, general and administrative	258.5	252.1	220.6
Restructuring charges	3.6	19.3	8.0
Impairment of assets held-for-sale	11.0	9.1	—
Gain on sale of business	—	(115.2)	—
Interest expense	45.9	58.7	64.3
Other expense (income), net	(29.9)	(16.5)	(55.8)

Total Costs, Expenses, & Other Expense	1,517.6	1,364.5	1,306.3

Earnings Before Income Taxes	168.0	216.9	128.4
Income Taxes	24.2	(8.3)	26.9

Net Earnings	143.8	225.2	101.5
Net Loss Attributable to Noncontrolling Interests	(2.9)	(1.2)	(1.8)

Net Earnings Attributable to Coherent Corp.	$146.7	$226.3	$103.4

Less: Dividends on Preferred Stock	1.6	33.5	32.3

Net Earnings Available to the Common Shareholders	$145.1	$192.9	$71.1

Basic Earnings Per Share	$0.87	$1.24	$0.46

Diluted Earnings Per Share	$0.76	$1.19	$0.44

Average Shares Outstanding - Basic	167.5	156.2	154.8
Average Shares Outstanding - Diluted	192.8	190.7	160.0

*	Amounts may not recalculate due to rounding.

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

Table 2

Coherent Corp. and Subsidiaries

Condensed Consolidated Statements of Earnings*

(Continued)

	SIX MONTHS ENDED
	Dec 31,	Dec 31,
$ Millions, except per share amounts (unaudited)	2025	2024
Revenues	$3,267.0	$2,782.8
Costs, Expenses & Other Expense (Income)
Cost of goods sold	2,065.0	1,813.3
Research and development	320.6	275.5
Selling, general and administrative	510.6	449.6
Restructuring charges	22.9	32.4
Impairment of assets held-for-sale	20.1	—
Gain on sale of business	(115.2)	—
Interest expense	104.7	130.9
Other expense (income), net	(46.5)	(66.6)

Total Costs, Expenses, & Other Expense	2,882.1	2,635.1

Earnings Before Income Taxes	384.9	147.7
Income Taxes	15.9	21.3

Net Earnings	369.0	126.4
Net Loss Attributable to Noncontrolling Interests	(4.1)	(2.9)

Net Earnings Attributable to Coherent Corp.	$373.1	$129.3

Less: Dividends on Preferred Stock	35.1	64.1

Net Earnings Available to the Common Shareholders	$338.0	$65.2

Basic Earnings Per Share	$2.09	$0.42

Diluted Earnings Per Share	$1.95	$0.41

Average Shares Outstanding - Basic	161.8	154.2
Average Shares Outstanding - Diluted	191.7	159.3

*	Amounts may not recalculate due to rounding.

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

Table 3

Coherent Corp. and Subsidiaries

Condensed Consolidated Balance Sheets*

	December 31,	June 30,
$ Millions (unaudited)	2025	2025
Assets
Current Assets
Cash and cash equivalents	$863.7	$909.2
Restricted cash, current	35.5	8.9
Accounts receivable	1,054.6	964.1
Inventories	1,847.9	1,437.6
Prepaid and refundable income taxes	44.1	55.8
Prepaid and other current assets	547.6	551.6

Total Current Assets	4,393.4	3,927.2
Property, plant & equipment, net	2,117.0	1,877.5
Goodwill	4,462.8	4,471.1
Other intangible assets, net	3,064.1	3,204.7
Deferred income taxes	69.1	53.4
Restricted cash, non-current	629.6	714.8
Other assets	351.8	662.2

Total Assets	$15,087.7	$14,910.9

Liabilities, Mezzanine Equity and Equity
Current Liabilities
Current portion of long-term debt	$106.5	$188.3
Accounts payable	1,118.5	847.0
Operating lease current liabilities	43.0	41.6
Accruals and other current liabilities	683.1	718.0

Total Current Liabilities	1,951.1	1,794.8
Long-term debt	3,245.4	3,498.6
Deferred income taxes	643.3	711.7
Operating lease liabilities	151.6	165.2
Other liabilities	208.1	259.3

Total Liabilities	6,199.4	6,429.7
Total Mezzanine Equity	—	2,483.3
Total Coherent Corp. Shareholders’ Equity	8,539.3	5,644.5
Noncontrolling interests	349.0	353.5

Total Equity	8,888.3	5,998.0

Total Liabilities, Mezzanine Equity and Equity	$15,087.7	$14,910.9

*	Amounts may not recalculate due to rounding.

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

Table 4

Coherent Corp. and Subsidiaries

Condensed Consolidated Statements of Cash Flows*

	SIX MONTHS ENDED
	Dec 31,	Dec 31,
$ Millions (unaudited)	2025	2024
Cash Flows from Operating Activities
Net cash provided by operating activities	$103.9	$340.4

Cash Flows from Investing Activities
Additions to property, plant & equipment	(257.5)	(197.7)
Proceeds from the sale of business	385.8	27.0
Proceeds from sale of equity investment	31.5	—
Other investing activities	(1.5)	(1.1)

Net cash provided by (used in) investing activities	158.3	(171.8)

Cash Flows from Financing Activities
Proceeds from borrowings of Term A Facility	1,250.0	—
Proceeds from borrowings of Term B Facility	3.3	—
Proceeds from borrowings of revolving credit facilities	313.6	—
Payments on existing debt	(1,659.4)	(250.2)
Payments on borrowings under revolving credit facilities	(251.3)	—
Debt issuance costs	(9.1)	—
Proceeds from exercises of stock options and purchases under employee stock purchase plan	30.1	29.2
Payments in satisfaction of employees’ minimum tax obligations	(44.6)	(45.0)
Payment of dividends	(11.4)	—
Other financing activities	0.6	(0.5)

Net cash used in financing activities	(378.4)	(266.5)

Effect of exchange rate changes on cash and cash equivalents	12.2	(23.1)
Net decrease in cash and cash equivalents	(104.1)	(121.0)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	1,632.9	1,789.7

Cash, Cash Equivalents, and Restricted Cash at End of Period	$1,528.8	$1,668.6

*	Amounts may not recalculate due to rounding.

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

Table 5

Segment Revenues*

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Dec 31,	Sep 30,	Dec 31,	Dec 31,	Dec 31,
$ Millions (unaudited)	2025	2025	2024	2025	2024
Revenues:
Datacenter & Communications	$1,208.0	$1,090.0	$904.6	$2,298.0	$1,768.2
Industrial	477.6	491.4	530.1	969.0	1,014.6

Consolidated	$1,685.6	$1,581.4	$1,434.7	$3,267.0	$2,782.8

*	Amounts may not recalculate due to rounding.

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

Table 6

Reconciliation of GAAP Measures to Non-GAAP Measures*

	THREE MONTHS ENDED			SIX MONTHS ENDED
$ Millions, except per share amounts (unaudited)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024(1)
Gross margin on GAAP basis	$622.8	$579.2	$509.4	$1,202.0	$969.5
Share-based compensation	6.3	5.9	5.6	12.2	11.3
Amortization of acquired intangibles	27.7	27.8	30.4	55.5	60.8
Integration, site consolidation and other(2)	0.3	(0.3)	2.6	—	1.7

Gross margin on non-GAAP basis	$657.1	$612.6	$548.0	$1,269.6	$1,043.3

Research & development on GAAP basis	$165.7	$154.9	$143.9	$320.6	$275.5
Share-based compensation	(6.7)	(6.8)	(5.7)	(13.5)	(11.0)
Amortization of acquired intangibles	(0.2)	(0.2)	(0.6)	(0.4)	(1.3)
Integration, site consolidation and other(2)	—	—	(0.2)	—	0.1

Research & development on non-GAAP basis	$158.8	$147.9	$137.4	$306.7	$263.3

Selling, general and administrative on GAAP basis	$258.5	$252.1	$220.6	$510.6	$449.6
Share-based compensation	(31.6)	(32.0)	(29.7)	(63.6)	(54.2)
Amortization of acquired intangibles	(42.6)	(41.5)	(40.7)	(84.1)	(81.5)
Integration, site consolidation and other(2)	(21.1)	(22.5)	(4.5)	(43.6)	(16.3)
Financing fees(3)	(0.8)	(0.3)	—	(1.1)	—

Selling, general and administrative on non-GAAP basis	$162.3	$155.8	$145.7	$318.0	$297.5

Restructuring charges on GAAP basis	$3.6	$19.3	$8.0	$22.9	$32.4
Restructuring charges(4)	(3.6)	(19.3)	(8.0)	(22.9)	(32.4)

Restructuring charges on non-GAAP basis	$—	$—	$—	$—	$—

Impairment of assets held-for-sale on GAAP basis	$11.0	$9.1	$—	$20.1	$—
Impairment of assets held-for-sale(5)	(11.0)	(9.1)	—	(20.1)	—

Impairment of assets held-for-sale on non-GAAP basis	$—	$—	$—	$—	$—

Gain on sale of business on GAAP basis	$—	$(115.2)	$—	$(115.2)	$—
Gain on sale of business(6)	—	115.2	—	115.2	—

Gain on sale of business on non-GAAP basis	$—	$—	$—	$—	$—

Operating income on GAAP basis	$184.0	$259.1	$136.9	$443.1	$212.1
Share-based compensation	44.6	44.7	41.0	89.3	76.5
Amortization of acquired intangibles	70.5	69.5	71.7	140.0	143.6
Restructuring charges(4)	3.6	19.3	8.0	22.9	32.4
Impairment of assets held-for-sale(5)	11.0	9.1	—	20.1	—
Gain on sale of business(6)	—	(115.2)	—	(115.2)	—
Integration, site consolidation and other(2)	21.4	22.2	7.3	43.6	17.9
Financing fees(3)	0.8	0.3	—	1.1	—

Operating income on non-GAAP basis	$336.0	$308.9	$264.9	$645.0	$482.5

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

Table 6

Reconciliation of GAAP Measures to Non-GAAP Measures* (Continued)

	THREE MONTHS ENDED			SIX MONTHS ENDED
$ Millions, except per share amounts (unaudited)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024(1)
Interest and other (income) expense, net on GAAP basis	$16.0	$42.2	$8.5	$58.2	$64.4
Foreign currency exchange gains (losses), net	2.4	0.8	35.1	3.2	25.3
Gain on sale of investment(7)	14.8	6.7	—	21.5	—
Financing fees(3)	—	(12.1)	—	(12.1)	—

Interest and other (income) expense, net on non-GAAP basis	$33.2	$37.6	$43.6	$70.8	$89.7

Income taxes on GAAP basis	$24.2	$(8.3)	$26.9	$15.9	$21.3
Tax impact of non-GAAP measures(8)	33.4	59.9	11.5	93.3	51.4

Income taxes on non-GAAP basis	$57.5	$51.5	$38.4	$109.1	$72.7

Net earnings attributable to Coherent Corp. on GAAP basis	$146.7	$226.3	$103.4	$373.1	$129.3
Share-based compensation	44.6	44.7	41.0	89.3	76.5
Amortization of acquired intangibles	70.5	69.5	71.7	140.0	143.6
Foreign currency exchange gains	(2.4)	(0.8)	(35.1)	(3.2)	(25.3)
Restructuring charges(4)	3.6	19.3	8.0	22.9	32.4
Impairment of assets held-for-sale(5)	11.0	9.1	—	20.1	—
Gain on sale of business(6)	—	(115.2)	—	(115.2)	—
Integration, site consolidation and other(2)	21.4	22.2	7.3	43.6	17.9
Gain on sale of investment(7)	(14.8)	(6.7)	—	(21.5)	—
Financing fees(3)	0.8	12.4	—	13.2	—
Tax impact of non-GAAP measures(8)	(33.4)	(59.9)	(11.5)	(93.3)	(51.4)

Net earnings attributable to Coherent Corp. on non-GAAP basis	$248.2	$220.9	$184.8	$469.1	$323.1

Per share data:
Net earnings on GAAP basis
Basic Earnings Per Share	$0.87	$1.24	$0.46	$2.09	$0.42
Diluted Earnings Per Share	$0.76	$1.19	$0.44	$1.95	$0.41
Net earnings on non-GAAP basis
Basic Earnings Per Share	$1.47	$1.20	$0.99	$2.68	$1.68
Diluted Earnings Per Share	$1.29	$1.16	$0.95	$2.45	$1.63

*	Amounts may not recalculate due to rounding.

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

(1)

During the second fiscal quarter of 2025, the Company refined its methodology to report non-GAAP measures. The change does not impact the Company’s financial position, cash flows, or GAAP consolidated results of operations. Prior period non-GAAP financial measures presented in this press release have been recast to conform to the current presentation.

(2)

Integration, site consolidation and other costs include retention and severance payments and other integration costs related to the acquisition of Coherent, Inc., implementation of common technology systems and costs related business divestitures.

(3)

Financing fees includes debt extinguishment costs and various fees related to closing the new Credit Agreement and repricing our Term Loan B as well as the conversion of Preferred Stock to Common Stock.

(4)

Restructuring charges include non-cash impairment charges for production assets and improvements on leased facilities, loss on sale of a facility, severance, contract termination costs and other costs related to the restructuring plans.

(5)	Impairment of assets held-for-sale relate to several entities classified as held-for-sale at December 31, 2025, September 30, 2025 and/or June 30, 2025.
(6)	Gain on sale of business is due to the sale of our aerospace and defense business.
(7)	Gain on sale of investment is due to the sale of shares in an equity method investment.
(8)

The Company adopted a full-year, normalized tax rate for the computation of the non-GAAP income tax provision for fiscal year 2026. We believe this approach provides investors with a more consistent view of our underlying operating performance. In estimating the full-year non-GAAP normalized tax rate, the Company utilized a full-year financial projection that considers multiple factors such as changes to the Company’s current operating structure, expected reserve changes for the year, and other significant tax matters to the extent they are applicable to the full fiscal year financial projection. In addition to the adjustments described above, this normalized tax rate excludes the impact of share-based awards, amortization of acquisition-related intangible assets, integration and restructuring charges, foreign exchange gain/(loss), and certain tax valuation allowances.

For fiscal year 2026, the Company’s projected non-GAAP normalized tax rate is 19% and will be applied to each quarter of fiscal year 2026. The Company’s non-GAAP normalized tax rate on non-GAAP net income may be adjusted during the year to account for events or trends that the Company believes materially impact the original annual non-GAAP normalized tax rate including, but not limited to, significant changes resulting from tax legislation, acquisitions or dispositions, entity structures or operational changes and other significant events. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

Table 7

GAAP Earnings Per Share Calculation*

	THREE MONTHS ENDED			SIX MONTHS ENDED
$ Millions, except per share amounts (unaudited)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Numerator
Net earnings attributable to Coherent Corp.	$146.7	$226.3	$103.4	$373.1	$129.3
Deduct Series B redeemable preferred dividends	(1.6)	(33.5)	(32.3)	(35.1)	(64.1)

Basic earnings available to common shareholders	$145.1	$192.9	$71.1	$338.0	$65.2

Effect of dilutive securities
Add back Series B Preferred deemed dividends	$1.6	$33.5	$—	$35.1	$—

Diluted earnings available to common shareholders	$146.7	$226.3	$71.1	$373.1	$65.2

Denominator
Weighted average shares	167.5	156.2	154.8	161.8	154.2
Effect of dilutive securities:
Common stock equivalents	5.5	4.6	5.2	5.0	5.1
Series B Redeemable Preferred Stock	19.8	29.9	—	24.8	—

Diluted weighted average common shares	192.8	190.7	160.0	191.7	159.3

Basic earnings per common share	$0.87	$1.24	$0.46	$2.09	$0.42

Diluted earnings per common share	$0.76	$1.19	$0.44	$1.95	$0.41

*	Amounts may not recalculate due to rounding.

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

Table 8

Non-GAAP Earnings Per Share Calculation*

	THREE MONTHS ENDED			SIX MONTHS ENDED
$ Millions, except per share amounts (unaudited)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024(1)
Numerator
Net earnings attributable to Coherent Corp. on non-GAAP basis	$248.2	$220.9	$184.8	$469.1	$323.1
Deduct Series B redeemable preferred dividends	(1.6)	(33.5)	(32.3)	(35.1)	(64.1)

Basic earnings available to common shareholders	$246.6	$187.5	$152.6	$434.0	$259.0

Effect of dilutive securities
Add back Series B Preferred Stock dividends	$1.6	$33.5	$—	$35.1	$—

Diluted earnings available to common shareholders	$248.2	$220.9	$152.6	$469.1	$259.0

Denominator
Weighted average shares	167.5	156.2	154.8	161.8	154.2
Effect of dilutive securities:
Common stock equivalents	5.5	4.6	5.2	5.0	5.1
Series B Redeemable Preferred Stock	19.8	29.9	—	24.8	—

Diluted weighted average common shares	192.8	190.7	160.0	191.7	159.3

Basic earnings per common share on non-GAAP basis	$1.47	$1.20	$0.99	$2.68	$1.68

Diluted earnings per common share on non-GAAP basis	$1.29	$1.16	$0.95	$2.45	$1.63

*	Amounts may not recalculate due to rounding.
(1)

During the second fiscal quarter of 2025, the Company refined its methodology to report non-GAAP measures. The change does not impact the Company’s financial position, cash flows, or GAAP consolidated results of operations. Prior period non-GAAP financial measures presented in this press release have been recast to conform to the current presentation.